Exhibit 10.16

Execution Version

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This Amended and Restated Registration Rights Agreement (this “Agreement”) is made and entered into as of March 2, 2021, by and among (i) GreenAcreage Real Estate Corp., a Maryland corporation (together with any successor entity thereto, the “Company”), (ii) each of the Affiliated Holders, (iii) HG Vora Special Opportunities Master Fund, Ltd., a Cayman Islands exempted company (“HG Vora”), (iv) GreenAcreage Operating Partnership, LP, a Delaware limited partnership (together with any successor entity thereto, the “Operating Partnership”), (v) West Investment Holdings, LLC, a Delaware limited liability company, West CRT Heavy, LLC, a Delaware limited liability company, Gary and Mary West Foundation, a Nebraska private foundation, Gary and Mary West Health Endowment, Inc., a Delaware nonprofit, non-stock corporation, Gary and Mary West 2012 Gift Trust, a Georgia irrevocable trust, and WFI Co-investments, LLC, an Illinois limited liability company (all such entities in this clause (v) collectively, the “West Stockholders”) and (vi) NLCP Holdings, LLC, a Delaware limited liability company (“NL Holdco”).

RECITALS

WHEREAS, the Original Agreement was entered into pursuant to the Purchase/Placement Agreement (the “Purchase/Placement Agreement”), dated as of August 12, 2019, among the Company, the Operating Partnership, GreenAcreage Management LLC, a Delaware limited liability company, and the initial purchasers/placement agents named therein in connection with the sale and issuance by the Company of an aggregate of 6,750,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) (plus up to an additional 1,012,500 shares of Common Stock that the initial purchasers/placement agents had the option to purchase or place (the “Private Offering and Private Placement”); and

WHEREAS, in connection with the transactions contemplated by the Merger Agreement (as defined below), the parties hereto desire to amend and restate the Original Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

Accredited Investor Shares: The Shares sold by the Company to “accredited investors” (within the meaning of Rule 501(a) promulgated under the Securities Act) prior to the date hereof or issued pursuant to the Merger (as defined in the Merger Agreement), or Shares issued upon the valid exercise of options or warrants.

Affiliate: As to any specified Person, (i) any Person directly or indirectly owning, controlling or holding, with power to vote, ten percent or more of the outstanding voting securities of such other Person, (ii) any Person, ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person, (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person, (iv) any executive officer, director, trustee or general partner of such Person, and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

Affiliated Holder(s): (i) KBA Green Holdings LLC, (ii) Gordon DuGan, (iii) Kevin Murphy, and (iv) officers and directors of the Company set forth on the signature page to the Original Agreement (which in the case of clause (iv) shall include such officers or directors who purchased Shares in the Private Offering and Private Placement); for the avoidance of doubt, Affiliated Holder(s) shall not include HG Vora, NL Holdco or any West Stockholder.

Agreement: As defined in the preamble.

Board of Directors: As defined in Section 5(j) hereof.

Business Day: With respect to any act to be performed hereunder, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the State of New York, the Province of Ontario, or other applicable places where such act is to occur are authorized or obligated by applicable law, regulation or executive order to close.

Bylaws: The bylaws of the Company going into effect at the Effective Time (as defined in the Merger Agreement), as the same may be amended from time to time.

Canadian Control Person: A “control person” as defined under applicable Canadian Securities Laws, which generally means a Person, or combination of Persons, who holds a sufficient number of the outstanding voting securities of an issuer to materially affect control of the issuer. In the absence of evidence to the contrary, a Person, or combination of Persons, holding more than 20% of such voting securities is deemed to be a control person under applicable Canadian Securities Laws.

Canadian Prospectus: A preliminary prospectus and a final prospectus (including the short forms thereof) prepared in accordance with applicable Canadian Securities Laws for the purposes of qualifying securities for distribution or distribution to the public, or becoming a reporting issuer (as defined under applicable Canadian Securities Laws) which would allow the Company to become eligible for listing on the applicable Canadian Securities Exchange, as the case may be, in any province or territory of Canada, including all amendments and supplements thereto.

Canadian Securities Laws: The applicable securities laws in any province or territory of Canada including applicable rules, regulations, instruments, rulings, policy statements, notices, blanket rulings, orders, communiqués and interpretation notes issued thereunder or in relation thereto, promulgated by the Commissions in Canada, as the same may hereinafter be amended from time to time or replaced.

Charter: The Articles of Amendment and Restatement of the Company going into effect at the Effective Time (as defined in the Merger Agreement), as the same may be amended from time to time.

Closing Date: The date of the Closing, as defined in the Merger Agreement.

Commissions: (i) The SEC, and (ii) any securities commission or securities regulatory authority in each applicable province and territory of Canada, or, in each case, any successor regulatory authorities having similar powers in the United States or Canada, as the case may be.

Common Stock: As defined in the recitals.

Company: As defined in the preamble.

Controlling Person: As defined in Section 8(a) hereof.

Direct Canadian Listing: As defined in Section 2(f) hereof.

Effectiveness Deadline: As defined in Section 2(a)(ii) hereof.

End of Suspension Notice: As defined in Section 7(b) hereof.

Exchange Act: The U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

FINRA: The Financial Industry Regulatory Authority, Inc., formerly the National Association of Securities Dealers, Inc.

HG Vora: As defined in the preamble.

Holder: Each record owner of any Registrable Shares from time to time, who has executed this Agreement or otherwise become bound by it through a joinder or other written instrument.

Holder Underwritten Offering Threshold: As defined in Section 5(k) hereof.

Indemnified Party: As defined in Section 8(c) hereof.

Indemnifying Party: As defined in Section 8(c) hereof.

Initial Offering: The initial underwritten public offering of securities of the Company in any jurisdiction.

IPO Registration Statement: As defined in Section 2(b) hereof.

Issuer Free Writing Prospectus: An offer that would constitute an “issuer free writing prospectus,” as defined in Rule 433 or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the SEC.

Investor Rights Agreement: That certain Amended and Restated Investor Rights Agreement, dated as of the date hereof (as the same may be amended from time to time), by and among the Company, HG Vora, the West Stockholders and certain other parties thereto.

Law: Any and all laws, including all federal, state, provincial, territorial and local statutes, codes, ordinances, guidelines, decrees, rules, regulations and municipal by-laws and all judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, orders, directives, decisions, rulings or awards or other requirements of any Person binding on or affecting the Person referred to in the context in which the term is used.

Liabilities: As defined in Section 8(a) hereof.

Mandatory Shelf Registration Statement: A Registration Statement filed by the Company pursuant to Section 2(a)(ii) or Section 2(a)(iii) hereof.

Merger Agreement: That certain Agreement and Plan of Merger, dated as of the date hereof, by and among the Company, NL Merger Sub, LLC and NewLake.

NewLake: means NewLake Capital Partners, Inc.

NL Holdco: As defined in the preamble.

NI 44-101: means National Instrument 44-101 of the Canadian Securities Administrators entitled “Short Form Prospectus Distributions,” and any successor policy, rule, regulation or similar instrument.

No Objections Letter: As defined in Section 5(s) hereof.

Operating Partnership: As defined in the preamble.

Original Agreement: That certain Registration Rights Agreement dated as of August 12, 2019, by and among (i) the Company, (ii) the initial purchasers/placement agents named therein, for the benefit of the purchasers of the Common Stock in the Private Offering and Private Placement, and the direct and indirect transferees of the initial purchasers/placement agents and the purchasers, (iii) each of the Affiliated Holders, (iv) HG Vora, and (v) the Operating Partnership.

Person: An individual, corporation, limited liability company, partnership, trust, unincorporated organization, government or agency or political subdivision thereof, or any other legal entity.

Private Offering and Private Placement: As defined in the recitals.

Proceeding: An action (including a class action), claim, suit or proceeding (including without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or, to the knowledge of the Person subject thereto, threatened.

Prospectus: The prospectus included in any Registration Statement, including any preliminary prospectus at the applicable “time of sale” within the meaning of Rule 159 under the Securities Act, and all other amendments and supplements to any such prospectus, including post-effective amendments to the applicable Registration Statement, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

Purchaser Indemnitee: As defined in Section 8(a) hereof.

register, registered and registration: A registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement. In addition, unless inconsistent with the context: (i) the term “registration” and any references to the act of “registering” or being “registered” include (a) the qualification under applicable Canadian Securities Laws of a Canadian Prospectus in respect of a distribution or distribution to the public, as the case may be, of securities, (b) enabling Holders (other than Canadian Control Persons under applicable Canadian Securities Laws) to freely trade the Registrable Shares in Canada, and (c) the elimination of restrictions as to resale of securities in a jurisdiction of Canada (other than any restrictions imposed on Canadian Control Persons under applicable Canadian Securities Laws); (ii) the term “registration statement” includes a Canadian Prospectus; and (iii) any references to a registration statement having become effective, or similar references, shall include a Canadian Prospectus for which a final receipt has been obtained from the relevant Canadian Commissions. Any registration of securities that occurs concurrently in Canada and the United States shall be counted as a single registration for the purposes of this Agreement.

Registrable Shares: The Rule 144A Shares, the Regulation S Shares and the Accredited Investor Shares, upon original issuance thereof, and at all times subsequent thereto, including upon the transfer thereof by the original holder or any subsequent holder, and any shares or other securities of the Company issued in respect of such Registrable Shares by reason of or in connection with any stock dividend, stock distribution, stock split, purchase in any rights offering, or in connection with any exchange for or replacement of such Registrable Shares by reason of or in connection with any recapitalization, merger or consolidation, or any combination of shares or any other equity securities of the Company issued pursuant to any other pro rata distribution with respect to the Rule 144A Shares, the Regulation S Shares and the Accredited Investor Shares, until, in the case of any such share, the earliest to occur of (i) the date on which the resale of such share has been registered and it has been disposed of in accordance with the Registration Statement relating to the resale of such share, (ii) the date on which such share has been disposed of pursuant to Rule 144, or any similar provision then in effect under the Securities Act, or applicable Canadian Securities Laws, or (iii) the date on which such share is sold to the Company.

Registration Expenses: Any and all fees and expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation: (i) all Commission, FINRA or other registration and filing fees; (ii) all fees and expenses incurred in connection with compliance with the Securities Laws and any other international, federal or state securities or blue sky Laws (including, without limitation, any registration, listing and filing fees, and reasonable fees and disbursements of counsel in connection with qualification of any of the Registrable Shares under blue sky Laws, the preparation of a blue sky memorandum, and compliance with the rules of FINRA); (iii) all expenses in preparing or assisting in preparing, word processing, duplicating, printing, delivering and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any certificates, and any other documents relating to the performance under and compliance with this Agreement; (iv) all fees and expenses incurred in connection with the initial listing or inclusion of any of the Registrable Shares on any Securities Exchange pursuant to Sections 5(m) and 6(j) hereof; (v) the fees and disbursements of counsel for the Company and of the independent registered public accounting firm of the Company (including, without limitation, the expenses of any special audit and “comfort” letters required by or incident to the performance of this Agreement); (vi) the reasonable fees and disbursements of one nationally-recognized U.S. securities law counsel and, if relevant, one nationally recognized Canadian securities law counsel, in each case reasonably acceptable to the Company, selected by HG Vora and the West Stockholders (provided, that if either the West Stockholders or HG Vora provides written notice to the other party identifying a proposed counsel, the other party, as applicable, shall have ten days to consent to such counsel and, if such party has not provided written notice of their acceptance or rejection of such counsel within ten days following delivery by HG Vora or the West Stockholders, as applicable, of written notice identifying the proposed counsel, HG Vora’s or the West Stockholders’ proposed counsel, as applicable, shall be deemed accepted by HG Vora or the West Stockholders, as applicable), to serve as counsel for the selling Holders or, in the case of an Underwritten Offering meeting the Holder Underwritten Offering Threshold, selected by the Holder or Holders requesting such Underwritten Offering (such counsel, the “Selling Holders’ Counsel”); provided, however, that except in the case of an Underwritten Offering meeting the Holder Underwritten Offering Threshold, Holders holding a majority of the Registrable Shares may object to the appointment of such nationally-recognized securities law counsel as Selling Holders’ Counsel and appoint a new Selling Holders’ Counsel; and (vii) any other fees and disbursements customarily paid by issuers in connection with the registration of sales of securities (including the fees and expenses of any experts retained by the Company in connection with any Registration Statement); provided, however, that Registration Expenses shall exclude (a) any and all brokers’ or underwriters’ discounts and commissions, transfer taxes, and transfer fees relating to the sale or disposition of Registrable Shares by a Holder, and (b) the fees and expenses of any counsel to the Holders, except as provided for in clause (vi) above.

Registration Statement: Any registration statement of the Company that covers the resale, or enables the free trading, of Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement. The term “Registration Statement” includes a Canadian Prospectus, and any references herein to a Registration Statement having become effective, or similar references, shall include a Canadian Prospectus for which a final receipt has been obtained from the relevant Canadian Commission(s).

Regulation S: Regulation S (Rules 901-905) promulgated by the SEC under the Securities Act, as such rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such regulation.

Regulation S Shares: The Shares initially sold by the Company to the initial purchasers/placement agents and resold by the initial purchasers/placement agents pursuant to the Purchase/Placement Agreement to “non-U.S. persons” (in accordance with Regulation S) as purchasers in an “offshore transaction” (in accordance with Regulation S).

Rule 144: Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

Rule 144A: Rule 144A promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

Rule 144A Shares: The Shares initially sold by the Company to the initial purchasers/placement agents and resold by the initial purchasers/placement agents pursuant to the Purchase/Placement Agreement to “qualified institutional buyers” (as such term is defined in Rule 144A) as purchasers.

Rule 158: Rule 158 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

Rule 159: Rule 159 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Rule 405: Rule 405 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

Rule 415: Rule 415 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

Rule 424: Rule 424 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

Rule 429: Rule 429 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

Rule 433: Rule 433 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

SEC: The U.S. Securities and Exchange Commission.

Securities Act: The U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

Securities Exchange: The NYSE American, the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the Toronto Stock Exchange, the Canadian Securities Exchange, the NEO Exchange, Inc., the TSX Venture Exchange, the OTCQX Best Market or the OTCQB Venture Market (or any successors to any of the foregoing).

Securities Laws: Unless inconsistent with the context, the Canadian Securities Laws and the U.S. Securities Laws.

Selling Holders’ Counsel: As defined in clause (vi) of the definition for Registration Expenses.

Shares: The shares of Common Stock offered and sold pursuant to the terms and conditions of the Purchase/Placement Agreement and all other Accredited Investor Shares.

Short Form Registration: A registration effected using (i) Form S-3, Form F-3 or Form F-10 (or any comparable or successor form or forms under the applicable U.S. Securities Laws), if the IPO Registration Statement was completed in the United States, or (ii) a short form Canadian Prospectus in the form of Form 44-101F1 pursuant to NI 44-101 (or any comparable or successor form or forms under the Canadian Securities Laws).

Suspension Event: As defined in Section 7(b) hereof.

Suspension Notice: As defined in Section 7(b) hereof.

Underwritten Offering: A sale of securities of the Company to an underwriter or underwriters for re-offering to the public, or a sale of securities of the Company to the public pursuant to a solicitation of purchasers by an underwriter or underwriters on an agency basis.

U.S. Securities Exchange: The NYSE American, the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the OTCQX Best Market or the OTCQB Venture Market.

U.S. Securities Laws: All federal and state securities Laws of the United States and regulations promulgated thereunder, including, without limitation, the Securities Act and the Exchange Act.

West Stockholders: As defined in the preamble.

2. Registration Rights

(a) Mandatory Shelf Registration.

(i) U.S. Securities Exchanges. As soon as practicable following the Closing Date, the Company agrees to contact and continue to engage in discussions with various U.S. Securities Exchanges to determine whether any such U.S. Securities Exchange would be willing to accept the Company’s application to list the Common Stock on such U.S. Securities Exchange (the “U.S. Listing Discussions”), with the goal of listing the Common Stock on such U.S. Securities Exchange within six months following the initial submission of such listing application. If, following the U.S. Listing Discussions, any U.S. Securities Exchange (A) is willing to accept the Company’s application to list the Common Stock on such U.S. Securities Exchange, and (B) provides reasonable assurance to the Company that the Company will receive final approval to list the Common Stock on such U.S. Securities Exchange within a reasonable time following the Company’s initial submission of such listing application (subject to the Company meeting all applicable listing standards (other than any listing standards related to the Company’s business) of such U.S. Securities Exchange), the Company shall file a Mandatory Shelf Registration Statement pursuant to Section 2(a)(ii) hereof, and, following the effectiveness of such Mandatory Shelf Registration Statement, shall thereafter not be subject to the provisions of Sections 2(a)(iii) and 6 hereof. Notwithstanding any provision of this Agreement to the contrary, if, following the U.S. Listing Discussions, no U.S. Securities Exchange (A) is willing to accept the Company’s application to list the Common Stock on such U.S. Securities Exchange, or (B) provides reasonable assurance to the Company that it will receive final approval to list the Common Stock on such U.S. Securities Exchange within a reasonable time following the Company’s initial submission of such listing application (subject to the Company meeting all applicable listing standards (other than any listing standards related to the Company’s business) of such U.S. Securities Exchange), the Company shall file a Mandatory Shelf Registration Statement pursuant to Section 2(a)(iii) hereof, and, following the effectiveness of such Mandatory Shelf Registration Statement, shall thereafter not be subject to the provisions of Sections 2(a)(ii) and 5 hereof.

(ii) Mandatory Shelf Registration Statement in the United States. Subject to Section 2(a)(i) hereof, as set forth in Section 5 hereof, the Company agrees to file a Mandatory Shelf Registration Statement as soon as reasonably practicable following the Closing Date, and take such other steps as may be necessary under the U.S. Securities Laws to register the resales of the Registrable Shares held by the Holders pursuant to Rule 415 in order to facilitate distribution (including an Initial Offering) of such Registrable Shares from time to time in the United States. The Company shall use its commercially reasonable efforts to (A) effect the registration, qualification or compliance (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities Laws and appropriate compliance with applicable Securities Laws and any other governmental requirements or regulations) as would permit or facilitate the sale and distribution of all of the Registrable Shares as soon as practicable after the initial filing of the Mandatory Shelf Registration Statement, but, subject to Section 2(b)(ii), in no event later than the date that is 90 days following the date of the earlier to occur of (1) the effective date of the IPO Registration Statement and (2) the Common Stock being listed for trading on a Securities Exchange (the “Effectiveness Deadline”) and (B) cause the Mandatory Shelf Registration to remain effective until the date on which all shares of Common Stock included in the Mandatory Shelf Registration Statement cease to be Registrable Shares. If the Company has an effective Mandatory Shelf Registration Statement providing for the resale of the Registrable Shares by the Holders and becomes eligible to use a Short Form Registration, the Company shall promptly give notice of such eligibility to the Holders and may, in its sole discretion, convert such Mandatory Shelf Registration Statement to a Short Form Registration by means of a post-effective amendment or otherwise, unless the Holders notify the Company within 10 Business Days of receipt of the Company’s notice that such conversion would interfere with its distribution of Registrable Shares already in progress and provide a reasonable explanation therefor, in which case the Company will delay the conversion of the Mandatory Shelf Registration Statement for a reasonable time after receipt of the first such notice, not to exceed 30 days. The Mandatory Shelf Registration Statement shall provide for the resale from time to time, and pursuant to any method or combination of methods legally available (including an Underwritten Offering, a direct sale to purchasers, a sale through brokers or agents, or a sale over the internet), by the Holders of any and all Registrable Shares.

(iii) Mandatory Shelf Registration Statement in Canada. Subject to Sections 2(a)(i) and 2(f) hereof, as set forth in Section 6 hereof, the Company agrees to file a Mandatory Shelf Registration Statement as soon as reasonably practicable following the Closing Date, and take such other steps as may be necessary under the Canadian Securities Laws to permit Holders (other than Canadian Control Persons under applicable Canadian Securities Laws) to freely trade such Registrable Shares in a jurisdiction of Canada under applicable Canadian Securities Laws. The Company shall use its commercially reasonable efforts to cause a receipt for a final Canadian Prospectus to be issued by the applicable Canadian Commissions as soon as practicable after the initial filing of the Mandatory Shelf Registration Statement, but, subject to Section 2(b)(ii), in no event later than the Effectiveness Deadline.

(b) IPO Registration. If the Company proposes to file a Registration Statement with a Commission to provide for the Initial Offering of shares of Common Stock (the “IPO Registration Statement”), the Company will notify in writing each Holder of the filing before (but not earlier than 10 Business Days before) or within five Business Days after the initial filing of the IPO Registration Statement and afford each Holder an opportunity to include in the IPO Registration Statement all or any part of the Registrable Shares then held by such Holder. Each Holder desiring to include in the IPO Registration Statement all or part of the Registrable Shares held by such Holder shall, within 20 days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Shares such Holder wishes to include in the IPO Registration Statement. Any election by any Holder to include any Registrable Shares in the IPO Registration Statement will not affect the inclusion of such Registrable Shares in the Mandatory Shelf Registration Statement until such Registrable Shares have been sold under the IPO Registration Statement.

(i) Right to Terminate IPO Registration. The Company shall have the right to terminate or withdraw the IPO Registration Statement prior to the effectiveness of the IPO Registration Statement whether or not any Holder has elected to include Registrable Shares in the Registration Statement; provided, however, the Company must provide each Holder that elected to include any Registrable Shares in such IPO Registration Statement prompt written notice of such termination or withdrawal. Furthermore, in the event the IPO Registration Statement is not declared effective within 150 days following the initial filing of the IPO Registration Statement, unless a road show for the Underwritten Offering pursuant to the IPO Registration Statement is actually in progress at such time, the Company shall promptly provide a new written notice to all Holders giving them another opportunity to elect to include Registrable Shares in the pending IPO Registration Statement. Each Holder receiving such notice shall have the same election rights afforded to such Holder as described in clause (b) of this Section 2 above.

(ii) Shelf Registration not Impacted by IPO Registration Statement. Subject to Sections 2(a)(i) and 2(f) hereof, (A) the Company’s obligation to file the Mandatory Shelf Registration Statement pursuant to Section 2(a) hereof shall not be affected by the filing or effectiveness of the IPO Registration Statement, and (B) the Company’s obligation to file and use its commercially reasonable efforts to cause to become and keep effective the Mandatory Shelf Registration Statement pursuant to Section 2(a) hereof shall not be affected by the filing or effectiveness of an IPO Registration Statement.

(c) Issuer Free Writing Prospectus. The Company represents that any Issuer Free Writing Prospectus will not include any information that conflicts with the information contained in any Registration Statement or the related Prospectus, and any Issuer Free Writing Prospectus, when taken together with the information in such Registration Statement and the related Prospectus, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Underwriting. The Company shall advise all Holders of the lead managing underwriter for the Underwritten Offering proposed under the IPO Registration Statement. The right of any such Holder to include Registrable Shares in the IPO Registration Statement pursuant to Section 2(b) hereof shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Shares in such Underwritten Offering to the extent provided herein. All Holders proposing to distribute their Registrable Shares through such Underwritten Offering shall enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such Underwritten Offering and complete, execute and deliver any questionnaires, powers of attorney, indemnities, custody agreements, securities escrow agreements and other documents, including opinions of counsel, reasonably required under the terms of such Underwritten Offering, and furnish to the Company such information in writing as the Company may reasonably request in writing for inclusion in the Registration Statement; provided, however, that no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder and such Holder’s intended method of distribution and any other representation required by Law or reasonably requested by the underwriters. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation on the number of shares to be included in an IPO Registration Statement or Underwritten Offering, then the managing underwriter(s) may exclude shares (including Registrable Shares) from the IPO Registration Statement or Underwritten Offering, as applicable, and any shares included in such IPO Registration Statement or Underwritten Offering shall be allocated first, to the Company, and second, to each of the Holders requesting inclusion of their Registrable Shares in such IPO Registration Statement (on a pro rata basis based on the total number of Registrable Shares then held by each such Holder who is requesting inclusion); provided, however, that the number of Registrable Shares to be included in the IPO Registration Statement shall not be reduced unless all other securities of the Company held by (i) officers, directors, other employees of the Company and consultants and (ii) other holders of the Company’s capital stock with registration rights that are inferior (with respect to such reduction) to the registration rights of the Holders set forth herein, are first entirely excluded from the underwriting registration.

By electing to include the Registrable Shares in the IPO Registration Statement, the Holder of such Registrable Shares shall be deemed to have agreed not to effect any public sale or distribution of securities of the Company of the same or similar class or classes of the securities included in the IPO Registration Statement or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during such periods as reasonably requested (but in no event for a period longer than 30 days prior to and 180 days following the effective date of the IPO Registration Statement) by the representatives of the underwriters in an Underwritten Offering, or by the Company in any other registration.

If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter(s), delivered by the later of (i) two Business Days after the price range in the Initial Offering is communicated by the Company to such Holder, and (ii) ten Business Days prior to the effective date of the IPO Registration Statement. Any Registrable Shares excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(e) Expenses. The Company shall pay all Registration Expenses in connection with the registration of the Registrable Shares pursuant to this Agreement. Each Holder participating in a registration pursuant to this Section 2 shall bear such Holder’s proportionate share (based on the total number of Registrable Shares sold in such registration) of all discounts and commissions payable to underwriters or brokers and all transfer taxes and transfer fees in connection with a registration of Registrable Shares pursuant to this Agreement.

(f) Direct Canadian Listing. Notwithstanding Section 2(a)(iii) or 6 hereof, if the Company determines to pursue a listing on a Securities Exchange in Canada, and the Company obtains legal advice that a Canadian Prospectus is not required in order to permit Holders to freely trade Registrable Shares in Canada in accordance with Canadian Securities Laws, then the Company may elect to not file a Mandatory Shelf Registration Statement pursuant to Section 2(a)(iii) hereof, and in lieu thereof, make an application for the listing of the Common Stock on such Securities Exchange in Canada (a “Direct Canadian Listing”), which may (but is not required to) include the use of a Canadian Prospectus filed with one or more Canadian Commissions. If the Company elects to pursue a Direct Canadian Listing, the Company shall satisfy its obligations pursuant to Sections 2(a)(iii) and 6 hereof; provided, that the Common Stock is listed on a Securities Exchange in Canada and the Holders are permitted to freely trade the Registrable Shares, without restriction (other than any restrictions imposed on Canadian Control Persons under applicable Canadian Securities Laws), on such Securities Exchange in Canada on or before the Effectiveness Deadline.

3. [RESERVED].

4. Rules 144 and 144A Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may at any time permit the resales of the Registrable Shares to the public without registration, so long as a Holder owns any Shares, the Company agrees to:

(a) make and keep “current public information” available, as those terms are understood and defined in Rule 144, at all times after the effective date of the first registration statement under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) file with the SEC in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

(c) if the Company is not required to file reports and other documents under the Securities Act and the Exchange Act, make available other information as required by, and so long as necessary to permit sales of Registrable Shares pursuant to Rule 144 or Rule 144A, and in any event make available (either by mailing a copy thereof, by posting on the Company’s website, or by press release) to each Holder a copy of:

(i) the Company’s annual consolidated financial statements (including at least balance sheets, statements of profit and loss, statements of stockholders’ equity and statements of cash flows) prepared in accordance with generally accepted accounting principles in the United States, accompanied by an audit report of the Company’s independent accountants, no later than 90 days after the end of each fiscal year of the Company; and

(ii) the Company’s unaudited quarterly financial statements (including at least balance sheets, statements of profit and loss, statements of stockholders’ equity and statements of cash flows) prepared in a manner consistent with the preparation of the Company’s annual financial statements, no later than 45 days after the end of each of the first three fiscal quarters of the Company beginning with the quarter ending March 31, 2021.

(d) hold, a reasonable time after the availability of such financial statements and upon reasonable notice to the Holders (either by mail, by posting on the Company’s website, or by press release), a quarterly investor conference call to discuss such financial statements, which call will also include an opportunity for the Holders to ask questions of management with regard to such financial statements, and will also cooperate with, and make management reasonably available in connection with making Company information available to investors; and

(e) furnish to the Holder promptly upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public pursuant to the Securities Act), and with the Securities Act and the Exchange Act (at any time after it has become subject to the reporting requirements of the Exchange Act), and (ii) a copy of the most recent annual or quarterly report of the Company.

5. Registration Procedures. Subject to Section 2(a)(i) hereof, in connection with the obligations of the Company pursuant to Section 2(a)(ii) with respect to the registration of the Registrable Shares under the Securities Act to permit the public sale of such Registrable Shares in the United States by the Holder or Holders in accordance with the Holder’s or Holders’ intended method or methods of distribution, the Company shall:

(a) (i) notify the Selling Holders’ Counsel, in writing, at least ten Business Days prior to filing a Registration Statement, of its intention to file a Registration Statement with the SEC and, at least five Business Days prior to filing, provide a copy of the Registration Statement to the Selling Holders’ Counsel for review and comment; (ii) prepare and file with the SEC, as specified in this Agreement, a Registration Statement(s), which Registration Statement(s) shall (x) comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith and (y) be reasonably acceptable to the Selling Holders’ Counsel; (iii) notify the Selling Holders’ Counsel in writing, at least five Business Days prior to filing of any amendment or supplement to such Registration Statement, and, at least three Business Days prior to filing, provide a copy of such amendment or supplement to the Selling Holders’ Counsel for review and comment; (iv) promptly following receipt from the SEC, provide the Selling Holders’ Counsel copies of any comments made by the staff of the SEC relating to such Registration Statement and of the Company’s responses thereto for review and comment; and (v) use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable after filing and to remain effective, subject to Section 7 hereof, until the earlier of (A) such time as all Registrable Shares covered thereby have been sold in accordance with the intended distribution of such Registrable Shares, (B) the date on which all Registrable Shares covered thereby are disposed of pursuant to Rule 144 or any similar provision then in effect under the Securities Act, (C) the date on which all Registrable Shares covered thereby have been sold to the Company, or (D) the date on which all Registrable Shares covered thereby cease to be outstanding; provided, however, that the Company shall not be required to cause the IPO Registration Statement to remain effective for any period longer than 90 days following the effective date of the IPO Registration Statement (subject to extension as provided in Section 7(c) hereof); provided, further, that if the Company has an effective Mandatory Shelf Registration Statement on Form S-11 (or other form then available to the Company) under the Securities Act and becomes eligible to use Form S-3 or such other short-form registration statement form under the Securities Act, the Company may, upon 30 Business Days prior written notice to all Holders, register any Registrable Shares registered but not yet distributed under the effective Mandatory Shelf Registration Statement on Form S-3 or such other short-form registration statement form under the Securities Act and, once such the short-form registration statement is declared effective, de-register such shares under the previous Mandatory Shelf Registration Statement or transfer the filing fees from the previous Mandatory Shelf Registration Statement (such transfer pursuant to Rule 429, if applicable) unless any Holder notifies the Company within 15 Business Days of receipt of the Company notice that such conversion would interfere with its distribution of Registrable Shares already in progress, in which case, the Company shall delay the effectiveness of the conversion to Form S-3 or such other short-form registration statement form under the Securities Act for a period of not less than 30 days from the date that the Company receives the notice from such Holder requesting a delay;

(b) subject to Section 5(h) hereof, (i) prepare and file with the SEC such amendments and post-effective amendments to each such Registration Statement as may be necessary to keep such Registration Statement effective for the period described in Section 5(a) hereof; (ii) cause each Prospectus contained therein to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act; and (iii) comply with the applicable provisions of the Securities Laws with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

(c) furnish to the Holders, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Shares; provided, however, that any such document’s availability on the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (or any successor thereto) shall satisfy such obligation; and subject to Section 7 hereof, the Company consents to the use of such Prospectus, including each preliminary Prospectus, by the Holders, if any, in connection with the offering and sale of the Registrable Shares covered by any such Prospectus;

(d) use its commercially reasonable efforts to register or qualify, or obtain exemption from registration or qualification for, all Registrable Shares by the time the applicable Registration Statement is declared effective by the SEC under all applicable state securities or “blue sky” Laws of such jurisdictions as any Holder of Registrable Shares covered by a Registration Statement shall reasonably request in writing, keep each such registration or qualification or exemption effective during the period such Registration Statement is required to be kept effective pursuant to Section 5(a) and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Shares owned by such Holder; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 5(d) and except as may be required by the Securities Act, (ii) subject itself to taxation in any such jurisdiction, or (iii) submit to the general service of process in any such jurisdiction;

(e) (i) notify each Holder promptly and, if requested by any Holder, confirm such advice in writing (A) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (B) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any Proceeding for that purpose, (C) of any request by the SEC or any other federal, state or foreign governmental authority for (x) amendments or supplements to a Registration Statement or related Prospectus or (y) additional information, and (D) of the happening of any event during the period a Registration Statement is effective as a result of which such Registration Statement or the related Prospectus or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (which information shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made); and (ii) at the request of any such Holder, promptly to furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchaser of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(f) use its commercially reasonable efforts to avoid the issuance of, or if issued, to obtain the withdrawal of, any order enjoining or suspending the use or effectiveness of a Registration Statement or suspending the qualification of (or exemption from qualification of) any of the Registrable Shares for sale in any jurisdiction, as promptly as practicable;

(g) upon request, furnish to each requesting Holder of Registrable Shares covered by a Registration Statement, without charge, one conformed copy of such Registration Statement and any post-effective amendment or supplement thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(h) except as provided in Section 7 hereof, upon the occurrence of any event contemplated by Section 5(e)(i)(D) hereof, use its commercially reasonable efforts to promptly prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(i) if requested by the representative of the underwriters, if any, or any Holders of Registrable Shares being sold in connection with such offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the representative of the underwriters, if any, or such Holders indicate relates to them or that they reasonably request be included therein, and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(j) in the case of an Underwritten Offering meeting the Holder Underwritten Offering Threshold, use its commercially reasonable efforts to (A) furnish to each Holder of Registrable Shares covered by such Registration Statement and the underwriters a signed counterpart, addressed to each such Holder and the underwriters, of: (i) an opinion of counsel for the Company, dated the date of each closing under the underwriting agreement, reasonably satisfactory to such Holder and the underwriters; and (ii) a “comfort” letter, dated the effective date of such Registration Statement and the date of each closing under the underwriting agreement, signed by the independent public accountants who have certified the Company’s financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants’ letters delivered to underwriters in underwritten public offerings of securities and such other financial matters as such Holder and the underwriters may reasonably request, and (B) if requested by the underwriters of such Underwritten Offering, cause the members of the Company’s management and board of directors of the Company (the “Board of Directors”) to be reasonably available for any road show or similar marketing activities related to such Underwritten Offering;

(k) if requested by one or more Holders proposing to sell at least $10 million of Registrable Shares in the aggregate (the “Holder Underwritten Offering Threshold”), cooperate in effecting an Underwritten Offering of such Holders’ Registrable Shares and enter into customary agreements (including in the case of such Underwritten Offering, an underwriting agreement with the underwriter selected by such Holders in customary form and reasonably satisfactory to the Company) and take all other reasonable action in connection therewith in order to expedite or facilitate the distribution of the Registrable Shares included in such Registration Statement and, make representations and warranties to the Holders covered by such Registration Statement and to the underwriters in such form and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same, to the extent customary, if and when requested;

(l) make available for inspection by representatives of the Holders and the representative of any underwriters participating in any offering pursuant to a Registration Statement and any special counsel or accountants retained by such Holders or underwriters, all financial and other records, pertinent corporate documents and properties of the Company and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representatives, the representative of the underwriters, counsel thereto or accountants in connection with a Registration Statement; provided, however, that such records, documents or information that the Company determines, in good faith, to be confidential and notifies such representatives, representative of the underwriters, counsel thereto or accountants are confidential shall not be disclosed by such representatives, representative of the underwriters, counsel thereto or accountants unless (i) the disclosure of such records, documents or information is necessary to avoid or correct a misstatement or omission in a Registration Statement or Prospectus, (ii) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such records, documents or information have been generally made available to the public; provided, further, that the representatives of the Holders and any underwriters will use reasonable best efforts, to the extent practicable, to coordinate the foregoing inspection and information gathering and not materially disrupt the Company’s business operations;

(m) use its commercially reasonable efforts (including, without limitation, seeking to cure any deficiencies cited by the exchange or market in the Company’s listing or inclusion application) to list or include all Registrable Shares on a Securities Exchange and thereafter maintain the listing on such exchange when such Registrable Shares are included in a Registration Statement;

(n) if applicable, prepare and file in a timely manner all documents and reports required by the Exchange Act and, to the extent the Company’s obligation to file such reports pursuant to Section 15(d) of the Exchange Act expires prior to the expiration of the effectiveness period of the Registration Statement as required by Section 5(a) hereof, the Company shall register the Registrable Shares under the Exchange Act and shall maintain such registration through the effectiveness period required by Section 5(a) hereof;

(o) provide a CUSIP number for all Registrable Shares, not later than the effective date of the Registration Statement;

(p) (i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, (ii) make generally available to its stockholders, as soon as reasonably practicable, earnings statements covering at least 12 months beginning after the effective date of the Registration Statement that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 (or any similar rule promulgated under the Securities Act), but in no event later than 45 days after the end of each fiscal year of the Company, and (iii) not file any Registration Statement or Prospectus or amendment or supplement to such Registration Statement or Prospectus to which any Holder of Registrable Shares covered by any Registration Statement shall have reasonably objected on the grounds that such Registration Statement or Prospectus or amendment or supplement does not comply in all material respects with the requirements of the Securities Act, such Holder having been furnished with a copy thereof at least two Business Days prior to the filing thereof;

(q) provide and cause to be maintained a registrar and transfer agent for all Registrable Shares covered by any Registration Statement from and after a date not later than the effective date of such Registration Statement;

(r) in connection with any sale or transfer of the Registrable Shares (whether or not pursuant to a Registration Statement) that will result in the securities being delivered no longer being Registrable Shares, cooperate with the Holders and the representative of the underwriters, if any, to facilitate the timely preparation and delivery of certificates or book-entry designations representing the Registrable Shares to be sold, which certificates or book-entry designations shall not bear any restrictive transfer legends (other than as required by the Company’s Charter, as amended) and to enable such Registrable Shares to be in such denominations and registered in such names as the representative of the underwriters, if any, or the Holders may request at least three Business Days prior to any sale of the Registrable Shares;

(s) in connection with the initial filing of a Mandatory Shelf Registration Statement and each amendment thereto with the SEC pursuant to Section 2(a)(ii) hereof, cooperate with the underwriters in connection with the filing with FINRA of all forms and information required or requested by FINRA in order to obtain written confirmation from FINRA that FINRA does not object to the fairness and reasonableness of the underwriting terms and arrangements (or any deemed underwriting terms and arrangements) (each such written confirmation, a “No Objections Letter”) relating to the resale of Registrable Shares pursuant to the Mandatory Shelf Registration Statement, including, without limitation, information provided to FINRA through its public offering system, and pay all costs, fees and expenses incident to FINRA’s review of the Mandatory Shelf Registration Statement and the related underwriting terms and arrangements, including, without limitation, all filing fees associated with any filings or submissions to FINRA and the legal expenses, filing fees and other disbursements of any FINRA member that is the Holder of, or is affiliated or associated with an owner of, Registrable Shares included in the Mandatory Shelf Registration Statement (including in connection with any initial or subsequent member filing);

(t) in connection with the initial filing of a Mandatory Shelf Registration Statement and each amendment thereto with the SEC pursuant to Section 2(a)(ii) hereof, provide to the underwriters and its representatives, the opportunity to conduct due diligence, including, without limitation, a reasonable inquiry of the Company’s financial and other records, and make available members of its management for questions regarding information which the underwriters may reasonably request in order to fulfill any due diligence obligation on its part;

(u) if applicable, upon effectiveness of the first Registration Statement filed under this Agreement, take such actions and make such filings as are necessary to effect the registration of the Common Stock under the Exchange Act simultaneously with or immediately following the effectiveness of the Registration Statement; and

(v) in the case of an Underwritten Offering meeting the Holder Underwritten Offering Threshold, use its commercially reasonable efforts to cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter and its counsel (including any “qualified independent underwriter,” if applicable) that is required to be retained in accordance with the rules and regulations of FINRA.

The Company may require the Holders to furnish (and each Holder shall furnish) to the Company such information regarding the proposed distribution by such Holder of such Registrable Shares as the Company may from time to time reasonably request in writing or as shall be required to effect the registration of the Registrable Shares, and no Holder shall be entitled to be named as a selling stockholder in any Registration Statement and no Holder shall be entitled to use the Prospectus forming a part thereof if such Holder does not provide such information to the Company. Any Holder that sells Registrable Shares pursuant to a Registration Statement or as a selling security holder pursuant to an Underwritten Offering shall be required to be named as a selling stockholder in the related prospectus and to deliver a prospectus to purchasers. Each Holder further agrees to furnish promptly to the Company in writing all information required from time to time to make the information previously furnished by such Holder not misleading.

Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(e)(i)(B), 5(e)(i)(C) or 5(e)(i)(D) hereof, such Holder will immediately discontinue disposition of Registrable Shares pursuant to a Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus. If so directed by the Company, such Holder will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Shares current at the time of receipt of such notice.

6. Qualification in Canada. Subject to Sections 2(a)(i) and 2(f) hereof, in connection with the obligations of the Company pursuant to Section 2(a)(iii) with respect to any filing of a Canadian Prospectus to permit the public sale of the Registrable Shares in a jurisdiction of Canada by the Holder or Holders (other than Canadian Control Persons under applicable Canadian Securities Laws), the Company shall:

(a) use its commercially reasonable efforts to prepare and file, in each jurisdiction in Canada in which the distribution is to be effected by the Holders, a preliminary and final Canadian Prospectus, which shall comply as to form in all material respects with the requirements of applicable Canadian Securities Laws, together with any required amendments or supplements thereto as may be required to comply with applicable Canadian Securities Laws and all material incorporated by reference or deemed to be incorporated by reference therein (as applicable), and use its commercially reasonable efforts to obtain receipts for the preliminary and final prospectus from the applicable Canadian Commission(s);

(b) furnish to the Holders, without charge, as many copies of the Canadian Prospectus and such other relevant documents as the Holders may reasonably request; provided, however, that any such document’s availability on the System for Electronic Document Analysis and Retrieval database (or any successor thereto) shall satisfy such obligation; and the Company hereby consents to the use of the Canadian Prospectus by the Holders in connection with the offering and sale of the Registrable Shares covered by such Canadian Prospectus;

(c) in the case of an Underwritten Offering meeting the Holder Underwritten Offering Threshold, use its commercially reasonable efforts to (A) furnish or cause to be furnished to the Holders and the underwriters a signed counterpart, addressed to the Holders and the underwriters, of: (i) an opinion of counsel for the Company, dated the date of each closing under the underwriting agreement, reasonably satisfactory to the underwriters, and (ii) a “comfort” letter, dated the date of the underwriting agreement and the date of each closing thereunder, signed by the independent public accountants who have certified the Company’s financial statements included in the Canadian Prospectus, covering substantially the same matters with respect to the Canadian Prospectus and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants’ letters delivered to underwriters in underwritten public offerings of securities, and such other financial matters as the underwriters may reasonably request and are customarily obtained by underwriters in underwritten offerings; provided, that to be an addressee of the comfort letter, the Holders may be required to confirm that it is in the category of persons to whom a comfort letter may be delivered in accordance with applicable accounting literature, and (B) if requested by the underwriters of such Underwritten Offering, cause the members of the Company’s management and Board of Directors to be reasonably available for any road show or similar marketing activities related to such Underwritten Offering;

(d) enter into customary agreements (including in the case of an Underwritten Offering meeting the Holder Underwritten Offering Threshold, an underwriting agreement) and take all other action in connection therewith to expedite or facilitate the distribution of the Registrable Shares covered by the Canadian Prospectus, and in the case of an Underwritten Offering meeting the Holder Underwritten Offering Threshold make representations and warranties to the underwriters in such form and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same, to the extent customary, if and when requested;

(e) in the case of an Underwritten Offering meeting the Holder Underwritten Offering Threshold, use its commercially reasonable efforts to make available for inspection by the underwriters participating in any distribution pursuant to the Canadian Prospectus and their representatives (including counsel or other professional advisors), all financial and other records, pertinent corporate documents, and properties of the Company, and cause the officers and employees of the Company to supply all information reasonably requested; provided, however, that any records, documents, or information that the Company determines, in good faith, to be confidential and notifies the underwriters accordingly shall not be disclosed unless (i) disclosure is necessary to avoid or correct a misrepresentation in the Canadian Prospectus, (ii) the release of such records, documents, or information is required by law or ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such records, documents, or information have been generally made available to the public; provided, further, that to the extent practicable, the foregoing inspection and information gathering shall be coordinated on behalf of the Holders and the other parties entitled thereto by one counsel designated by and on behalf of the Holders and the other parties, which counsel the Company determines in good faith is reasonably acceptable;

(f) (i) notify the Holders promptly of the happening of any event as a result of which the Canadian Prospectus as then in effect and pursuant to which Registrable Shares are qualified for public distribution in Canada would include an untrue statement of material fact or would omit to state a material fact that is required to be stated or that is necessary to make any statement therein not misleading in light of the circumstances in which it was made (which notice shall be accompanied by an instruction to suspend the use of the Canadian Prospectus until the required updates have been completed); (ii) except as provided in Section 7 use its commercially reasonable efforts to promptly amend or supplement the Canadian Prospectus so that the Canadian Prospectus, as amended or supplemented, will not include an untrue statement of material fact or omit to state a material fact that is required to be stated or that is necessary to make any statement therein not misleading in light of the circumstances in which it was made; and (iii) promptly furnish to the Holders a reasonable number of copies of any such amendment or supplement; provided, however, that any such document’s availability on the System for Electronic Document Analysis and Retrieval database (or any successor thereto) shall satisfy such obligation;

(g) notify the Holders promptly of the issuance by a Canadian Commission, or by any court or other governmental or regulatory authority, of any order or ruling suspending the effectiveness of the receipt for a Canadian Prospectus, ceasing any trading in Registrable Shares or the Common Stock generally, or suspending or preventing the use of a Canadian Prospectus or the qualification of any securities thereunder for distribution in any jurisdiction; and use its commercially reasonable efforts to have any such order or ruling cancelled or withdrawn pending which the Holders shall cease any distribution of Common Stock and acts in furtherance thereof and shall not deliver a Canadian Prospectus to any person;

(h) notify the Holders promptly of the initiation of any proceedings for an order or ruling described in Section 6(g) above or any request by a Canadian Commission, or by any court or other governmental or regulatory authority, for amendments or supplements to a Canadian Prospectus or for additional information;

(i) in connection with any disposition of Registrable Shares (whether or not pursuant to a Canadian Prospectus) that will result in the securities being delivered no longer constituting Registrable Shares, cooperate with the Holders and the representative of the underwriters, if any, to facilitate the timely preparation and delivery of certificates or book-entry designations representing the Registrable Shares to be sold, which certificates or book-entry designations shall not bear any transfer restrictive legends under Canadian Securities Laws (other than as required by the Company’s Charter, as amended), and to facilitate such Registrable Shares to be in such denominations and registered in such names as the Holders or the representative of the underwriters, if any, may request at least seven Business Days before any sale of Registrable Shares;

(j) in connection with any disposition of Registrable Shares by a Canadian Control Person, use customary and its commercially reasonable efforts to cooperate with such Canadian Control Person to facilitate such disposition;

(k) use its commercially reasonable efforts to cause all Registrable Shares to be listed on a Securities Exchange;

(l) provide a CUSIP number for all Registrable Shares;

(m) (i) otherwise use its commercially reasonable efforts to comply in all material respects with all applicable Canadian Securities Laws, and (ii) delay filing any document comprising a part of the Canadian Prospectus to which the Holders shall have reasonably objected on the grounds that such document does not comply in all material respects with the requirements of applicable Canadian Securities Laws, the Holders having been furnished with a draft or copy thereof at least three Business Days before the filing thereof; provided, that the Company may file such document after the Company shall have made a good faith effort to resolve any such issue with the Holders and shall have advised the Holders in writing of its reasonable belief that such filing complies in all material respects with the requirements of applicable Canadian Securities Laws; and

(n) cause to be maintained a registrar and transfer agent for all Registrable Shares.

The Company may require the Holders to furnish (and each Holder shall furnish) to the Company such information regarding the proposed distribution by such Holder of such Registrable Shares as the Company may from time to time reasonably request in writing or as shall be required to effect the registration or distribution of the Registrable Shares, and no Holder shall be entitled to be named as a selling stockholder in any Registration Statement and no Holder shall be entitled to use the Prospectus forming a part thereof if such Holder does not provide such information to the Company. Any Holder that sells Registrable Shares pursuant to a Registration Statement or as a selling security holder pursuant to an Underwritten Offering shall be required to be named as a selling stockholder in the related prospectus and to deliver a prospectus supplied by the Company to purchasers, additionally each selling stockholder will be required to execute a certificate to the prospectus, in the form required by applicable Canadian Securities Laws. Each Holder further agrees to furnish promptly to the Company in writing all information required from time to time to make the information previously furnished by such Holder not misleading.

7. Black-Out Period

(a) Subject to the provisions of this Section 7 and a good faith determination by a majority of the Board of Directors that it is in the best interests of the Company to suspend the use of the Registration Statement, following the effectiveness of a Registration Statement (and the filings with any international, federal, state or provincial securities commissions), the Company, by written notice to the applicable Holders, may direct the applicable Holders to suspend sales of the Registrable Shares pursuant to a Registration Statement for such times as the Company reasonably may determine is necessary and advisable (but in no event for more than an aggregate of 90 days in any rolling 12 month period commencing on the Closing Date or more than 60 days in any rolling 90 day period), if any of the following events shall occur: (i) the representative of the underwriters, if applicable, or the underwriters of an Underwritten Offering of primary shares by the Company has advised the Company that the sale of Registrable Shares pursuant to the Registration Statement would have a material adverse effect on the Company’s primary Underwritten Offering; (ii) the majority of the Board of Directors shall have determined in good faith that (A) the offer or sale of any Registrable Shares would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, merger, tender offer, business combination, corporate reorganization or other significant transaction involving the Company, (B) after the advice of counsel, the sale of Registrable Shares pursuant to the Registration Statement would require disclosure of material non-public information not otherwise required to be disclosed under applicable Law, and (C) (x) the Company has a bona fide business purpose for preserving the confidentiality of such transaction, (y) disclosure would have a material adverse effect on the Company or the Company’s ability to consummate such transaction, or (z) the proposed transaction renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Registration Statement (or such filings) to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis, as applicable; or (iii) the majority of the Board of Directors shall have determined in good faith, after the advice of counsel, that it is required by Law, rule or regulation or that it is in the best interests of the Company to supplement the Registration Statement or file a post-effective amendment to the Registration Statement in order to incorporate information into the Registration Statement for the purpose of (1) including in the Registration Statement any prospectus required under Section 10(a)(3) of the Securities Act; (2) reflecting in the Prospectus included in the Registration Statement any facts or events arising after the effective date of the Registration Statement or any misstatement or omission in the Prospectus (or of the most recent post-effective amendment) that, individually or in the aggregate, represent a fundamental change in the information set forth therein; or (3) including in the Prospectus included in the Registration Statement any material information with respect to the plan of distribution not disclosed in the Registration Statement or any material change to such information. Upon the occurrence of any such suspension, the Company shall use its commercially reasonable efforts to cause the Registration Statement to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis or to take such action as is necessary to make resumed use of the Registration Statement compatible with the Company’s best interests, as applicable, so as to permit the applicable Holders to resume sales of the Registrable Shares as soon as possible.

(b) In the case of an event that causes the Company to suspend the use of a Registration Statement (a “Suspension Event”), the Company shall give written notice (a “Suspension Notice”) to the applicable Holders to suspend sales of the Registrable Shares and such notice shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the Company is using its commercially reasonable efforts and taking all reasonable steps to terminate suspension of the use of the Registration Statement as promptly as possible. The applicable Holders shall not effect any sales of the Registrable Shares pursuant to such Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). If so directed by the Company, each applicable Holder will deliver to the Company (at the expense of the Company) all copies other than permanent file copies then in such applicable Holder’s possession of the Prospectus covering the Registrable Shares at the time of receipt of the Suspension Notice. The applicable Holders may recommence effecting sales of the Registrable Shares pursuant to the Registration Statement (or such filings) following further notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the applicable Holders in the manner described above promptly following the conclusion of any Suspension Event and its effect.

(c) Notwithstanding any provision herein to the contrary, if the Company shall give a Suspension Notice pursuant to this Section 7, the Company agrees that it shall extend the period of time during which the applicable Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the applicable Holders of the Suspension Notice to and including the date of receipt by the applicable Holders of the End of Suspension Notice and provide copies of the supplemented or amended Prospectus necessary to resume sales.

8. Indemnification and Contribution

(a) The Company agrees to indemnify and hold harmless (i) each Holder of Registrable Shares and any underwriter (as determined in the Securities Act) for such Holder, (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) any such Person described in clause (i) (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “Controlling Person”), and (iii) the respective officers, directors, partners, members, employees, representatives and agents of any such Person or any Controlling Person (any Person referred to in clause (i) or (ii) above or this clause (iii) may hereinafter be referred to as a “Purchaser Indemnitee”), to the fullest extent lawful, from and against any and all losses, claims, damages, judgments, actions, out-of-pocket expenses, and other liabilities (the “Liabilities”), including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or Proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to such Purchaser Indemnitee, joint or several, directly or indirectly related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto), any Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus (or any amendment or supplement thereto), or any preliminary Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Purchaser Indemnitee furnished to the Company or any underwriter in writing by such Purchaser Indemnitee expressly for use therein. The Company shall notify the Holders promptly of the institution, threat made in writing or assertion of any claim, Proceeding (including any governmental investigation), or litigation of which it shall have become aware in connection with the matters addressed by this Agreement which involves the Company or a Purchaser Indemnitee. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of any Purchaser Indemnitee.

(b) In connection with any Registration Statement in which a Holder of Registrable Shares is participating, and as a condition to such participation, such Holder agrees, severally and not jointly, to indemnify and hold harmless the Company and each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act (each a “Company Controlling Person”) and each of their respective officers, directors, partners, members, employees, representatives and agents of such Person or Company Controlling Person to the same extent as the foregoing indemnity from the Company to each Purchaser Indemnitee, but only with reference to untrue statements or omissions or alleged untrue statements or omissions made in reliance upon and in conformity with information relating to such Holder furnished to the Company in writing by such Holder expressly for use in such Registration Statement (or any amendment thereto), Prospectus (or any amendment or supplement thereto), Issuer Free Writing Prospectus (or any amendment or supplement thereto) or any preliminary Prospectus. The liability of any Holder pursuant to this paragraph shall in no event exceed the net proceeds received by such Holder from sales of Registrable Shares pursuant to such Registration Statement (or any amendment thereto), Prospectus (or any amendment or supplement thereto), Issuer Free Writing Prospectus (or any amendment or supplement thereto) or any preliminary Prospectus.

(c) If any suit, action, Proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) above, such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing of the commencement thereof (but the failure to so notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 8, except to the extent the Indemnifying Party is materially prejudiced by the failure to give notice), and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may reasonably designate in such Proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such Proceeding. Notwithstanding the foregoing, in any such Proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Party failed within a reasonable time after notice of commencement of the action to assume the defense and employ counsel reasonably satisfactory to the Indemnified Party, (iii) the Indemnifying Party and its counsel do not actively and vigorously pursue the defense of such action, or (iv) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and Indemnifying Party, or any Affiliate of the Indemnifying Party, and such Indemnified Party shall have been reasonably advised by counsel that, either (A) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party or such Affiliate of the Indemnifying Party, or (B) a conflict may exist between such Indemnified Party and the Indemnifying Party or such Affiliate of the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume nor direct the defense of such action on behalf of such Indemnified Party; it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Parties, which firm shall be designated in writing by those Indemnified Parties who sold a majority of the Registrable Shares sold by all such Indemnified Parties and any such separate firm for the Company, the directors, the officers and such control Persons of the Company as shall be designated in writing by the Company). The Indemnifying Party shall not be liable for any settlement of any Proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify any Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement (x) includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding, and (y) does not include a statement as to or an admission of, fault, culpability or a failure to act by or on behalf of the Indemnified Party.

(d) If the indemnification provided for in paragraphs (a) and (b) of this Section 8 is for any reason held to be unavailable to an Indemnified Party in respect of any Liabilities referred to therein (other than by reason of the exceptions provided therein) or is insufficient to hold harmless a party indemnified thereunder, then each Indemnifying Party under such paragraphs, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities (i) in such proportion as is appropriate to reflect the relative benefits of the Indemnified Party, on the one hand, and the Indemnifying Party(ies), on the other hand, in connection with the statements or omissions that resulted in such Liabilities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable Law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party(ies) and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and any Purchaser Indemnitees on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Purchaser Indemnitees and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if such Indemnified Parties were treated as one entity for such purpose), or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d) above. The amount paid or payable by an Indemnified Party as a result of any Liabilities referred to in Section 8(d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall a Purchaser Indemnitee be required to contribute any amount in excess of the amount by which the net proceeds received by such Purchaser Indemnitee from sales of Registrable Shares exceeds the amount of any damages that such Purchaser Indemnitee has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) a Holder of Registrable Shares shall have the same rights to contribution as such Holder, and each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) the Company, and each officer, director, partner, employee, representative, agent or manager of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or Proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise, except to the extent that any party is materially prejudiced by the failure to give notice. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f) The indemnity and contribution agreements contained in this Section 8 will be in addition to any liability which the Indemnifying Parties may otherwise have to the Indemnified Parties referred to above. The obligations of the Purchaser Indemnitees to contribute pursuant to this Section 8 are several in proportion to the respective number of Registrable Shares sold by each of the Purchaser Indemnitees hereunder and not joint.

9. Market Stand-off Agreement. In connection with the filing of an IPO Registration Statement, each Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, directly or indirectly sell, offer to sell (including without limitation any short sale), grant any option or otherwise transfer or dispose of any Registrable Shares or other shares of Common Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock, then owned by such Holder (other than to donees or partners of the Holder who agree to be similarly bound) (i) in the case of the Company and each of its officers, directors, managers and employees, in each case to the extent such person or entity holds shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock, for a period beginning 30 days prior to, and continuing for 180 days following, the effective date of the IPO Registration Statement; (ii) in the case of all other Holders who include Registrable Shares in the IPO Registration Statement, beginning 30 days prior to, and continuing for 180 days following, the effective date of the IPO Registration Statement, and (iii) in the case of all other Holders who do not include Registrable Shares in the IPO Registration Statement, for a period beginning 30 days prior to, and continuing for 60 days following, the effective date of an IPO Registration Statement; provided, however, that:

(a) the restrictions above shall not apply to Registrable Shares sold pursuant to the IPO Registration Statement or any other shares of Common Stock purchased after the initial public offering of shares of Common Stock of the Company;

(b) all Affiliated Holders and all executive officers and directors of the Company then holding shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock enter into agreements that are no less restrictive; and

(c) the Holders shall be allowed any concession or proportionate release allowed to any officer or director that entered into agreements that are no less restrictive (with such proportion being determined by dividing the number of shares being released with respect to such officer or director by the total number of issued and outstanding shares held by such officer or director); provided, that nothing in this Section 9(c) shall be construed as a right to proportionate release for the executive officers and directors of the Company upon the expiration of the 60 day period applicable to all Holders other than the executive officers and directors of the Company; and this Section 9 shall not be applicable if a Mandatory Shelf Registration Statement has been declared effective prior to an IPO Registration Statement being declared effective.

(d) In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates or book-entry designations representing the securities subject to this Section 9 and to impose stop transfer instructions with respect to the Registrable Shares and such other securities of each Holder (and the securities of every other Person subject to the foregoing restriction) until the end of such period.

10. Termination of the Company’s Obligation. The Company shall have no obligation pursuant to this Agreement upon the date that there are no longer any Registrable Shares outstanding hereunder; provided, however, that the Company’s and the Holders’ obligations under Section 8 and Section 12 (and any related definitions) shall remain in full force and effect following such time.

11. Limitations on Subsequent Registration Rights. Without the prior written consent of HG Vora, the West Stockholders and Holders of a majority of the then outstanding Registrable Shares, the Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities which is inconsistent with the rights granted in this Agreement or otherwise conflicts with the provisions hereof or provides terms and conditions which, taken as a whole, are materially more favorable to, or materially less restrictive on, the other party or parties thereto than the terms and conditions contained in this Agreement are (insofar as they are applicable) to the Holders. The Company further agrees that if any other registration rights agreement entered into after the date of this Agreement with respect to any of its securities contains terms which, taken as a whole, are materially more favorable to, or materially less restrictive on, the other party or parties thereto than the terms and conditions contained in this Agreement are (insofar as they are applicable) to the Holders, then the terms and conditions of this Agreement shall immediately be deemed to have been amended without further action by the Company or any of the Holders so that the Holders shall each be entitled to the benefit of any such more favorable or less restrictive terms or conditions.

12. Miscellaneous

(a) Effectiveness. Notwithstanding anything to the contrary contained in this Agreement, this Agreement will become effective only upon the Effective Time, as defined in the Merger Agreement, and the effectiveness of this Agreement shall be contingent upon the Closing, as defined in the Merger Agreement. Upon termination of the Merger Agreement or if the Closing, as defined in the Merger Agreement, otherwise does not occur, then this Agreement shall automatically terminate and be void ab initio.

(b) Remedies. In the event of a breach by the Company of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights provided herein or granted by Law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Subject to Section 8, the Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at Law would be adequate.

(c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Company and Holders beneficially owning more than 50% of the then outstanding Registrable Shares; provided, however, that for purposes of this Section 12(c), Registrable Shares that are owned, directly or indirectly, by an Affiliated Holder, any Affiliate thereof, or any Affiliate of the Company, as the term “Affiliate” is defined in clauses (iv) and (v) of the definition for “Affiliate” (other than HG Vora, NL Holdco or any West Stockholder) shall not be deemed to be outstanding; provided, further, however, that any amendments, modifications or supplements to, or any waivers or consents to departures from, the provisions of Section 9 hereof that would have the effect of extending the 60 or 180 day periods referenced therein shall be approved by, and shall only be applicable to, those Holders who provide written consent to such extension to the Company. No amendment shall be deemed effective unless it applies uniformly to all Holders. Notwithstanding the foregoing, a waiver or consent to or departure from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders may be given by such Holder; provided, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the first and second sentences of this paragraph. Notwithstanding the foregoing or anything else to the contrary in this Agreement, the provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given (each such amendment, modification, supplement, waiver, consent or departure, as applicable, an “Amendment”), in each case, in a manner that is material (a) without the written consent of NL Holdco (for so long as it owns at least 5% of the Registrable Shares), (b) without the written consent of HG Vora (for so long as it owns at least 5% of the Registrable Shares) and (c) without the written consent of the West Stockholders (for so long as the West Stockholders collectively own at least 5% of the Registrable Shares); provided, that with respect to the written consents contemplated by the immediately preceding clauses (a), (b) and (c), if NL Holdco, HG Vora or the West Stockholders, as applicable, fails to respond to the Company in writing with its determination as to such consent within ten days following delivery by the Company of a copy of such Amendment, then such non-responding party shall be deemed to have consented to such Amendment. When calculating ownership percentages for purposes of Section 2.1(a)(ii) and the preceding sentence, the West Stockholders shall be deemed to own (in addition to any Registrable Shares they own directly) the number of Registrable Shares held by NL Holdco that the West Stockholders would receive upon liquidation of NL Holdco (provided that the Registrable Shares deemed to be owned by the West Stockholders shall not reduce the calculation of the ownership percentage of NL Holdco).

(d) Notices. Notwithstanding anything to the contrary contained in this Agreement, all notices and other communications, provided for or permitted hereunder, shall be made in writing and delivered by facsimile (with receipt confirmed), overnight courier or registered or certified mail, return receipt requested, or by telegram:

(i) if to a Holder, at the most current address given by the transfer agent and registrar of the Shares to the Company;

(ii) if to the Company, at the offices of the Company at 300 Park Avenue, Floor 12, New York, NY 10022, Attention: David Weinstein, Chief Executive Officer; and

(iii) the West Stockholders shall be deemed a Holder for purposes of all notices required to be given to Holders.

(e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without limitation and without the need for an express assignment or assumption, subsequent Holders. The Company agrees that the Holders shall be third party beneficiaries to the agreements made hereunder by the Company, and the Holders shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights hereunder.

(f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The exchange of copies of this Agreement via email or other electronic transmission and of electronic signatures thereto shall constitute effective execution and delivery of this Agreement as to the parties hereto. Electronic signatures transmitted via email or such other means shall be deemed original signatures for all purposes.

(g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE COURT IN NEW YORK COUNTY IN THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING IN NEW YORK COUNTY IN NEW YORK STATE IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT.

(i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

It is hereby stipulated and declared to be the intention of the parties hereto that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(j) Entire Agreement. This Agreement, together with the Purchase/Placement Agreement, the Merger Agreement and the Investor Rights Agreement, is intended by the parties hereto as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

(k) Registrable Shares Held by the Company or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Shares is required hereunder, Registrable Shares held, directly or indirectly, by an Affiliated Holder, such Affiliated Holder’s Affiliates, or any Affiliate of the Company, as the term “Affiliate” is defined in clauses (iv) and (v) of the definition for “Affiliate” (other than HG Vora, NL Holdco or any West Stockholder) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(l) Adjustment for Stock Splits, etc. Wherever in this Agreement there is a reference to a specific number of shares, then upon the occurrence of any subdivision, combination, or stock dividend of such shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination, or stock dividend.

(m) Survival. This Agreement is intended to survive the consummation of the transactions contemplated by the Merger Agreement and the Purchase/Placement Agreement. The indemnification and contribution obligations under Section 8 of this Agreement shall survive the termination of the Company’s obligations under Section 2 of this Agreement.

(n) Attorneys’ Fees. In any action or Proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover its reasonable attorneys’ fees in addition to any other available remedy.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

GREENACREAGE REAL ESTATE CORP.

By:	/s/ David Weinstein
Name: David Weinstein
Title: Chief Executive Officer

OPERATING PARTNERSHIP:

GREENACREAGE OPERATING PARTNERSHIP LP
By: GreenAcreage Real Estate Corp., its sole General Partner

By:	/s/ David Weinstein
Name: David Weinstein
Title: Chief Executive Officer

[Signature Pages to Amended and Restated Registration Rights Agreement]

HG VORA:

HG VORA SPECIAL OPPORTUNITIES MASTER FUND, LTD.

By: HG Vora Capital Management, LLC, as investment adviser

By:	/s/ Mandy Lam

Name: Mandy Lam
Title: Authorized Signatory

[Signature Pages to Amended and Restated Registration Rights Agreement]

WEST STOCKHOLDERS:

WEST INVESTMENT HOLDINGS, LLC

By:	/s/ Marc D. Harper

Name: Marc D. Harper
Title: Treasurer

WEST CRT HEAVY, LLC

By:	/s/ Marc D. Harper

Name: Marc D. Harper
Title: Treasurer

GARY AND MARY WEST FOUNDATION

By:	/s/ Shelly M. Lyford

Name: Shelley M. Lyford
Title: President & CEO

GARY AND MARY WEST HEALTH ENDOWMENT, INC.

By:	/s/ Shelly M. Lyford

Name: Shelley M. Lyford
Title: President & CEO

GARY AND MARY WEST 2012 GIFT TRUST

By:	/s/ Thomas J. Culhane

Name: Thomas J. Culhane
Title: Trustee

[Signature Pages to Amended and Restated Registration Rights Agreement]

WFI CO-INVESTMENTS

By:	/s/ Marc D. Harper

Name: Marc D. Harper
Title: Manager

NL HOLDCO:

NLCP HOLDINGS, LLC

By:	/s/ Anthony Coniglio

Name: Anthony Coniglio
Title: President

[Signature Pages to Amended and Restated Registration Rights Agreement]

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned (the “Affiliated Holder”) pursuant to the terms of that certain Amended and Restated Registration Rights Agreement, dated as of __________, 2021 (the “Agreement”), by and among (i) GreenAcreage Real Estate Corp., a Maryland corporation (together with any successor entity thereto, the “Company”), (ii) each of the Affiliated Holders (as defined in the Agreement), (iv) HG Vora Special Opportunities Master Fund, Ltd., a Cayman Islands exempted company, (v) GreenAcreage Operating Partnership, LP, a Delaware limited partnership (together with any successor entity thereto, the “Operating Partnership”), (vi) the West Stockholders (as defined in the Agreement) and (vii) NLCP Holdings, a Delaware limited liability company (“NL Holdco”). Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Affiliated Holder agrees as follows:

1.1 Acknowledgement. Affiliated Holder acknowledges that Affiliated Holder is acquiring certain equity securities of the Company or securities convertible into or exchangeable or exercisable for the Company’s equity securities (including, without limitation, Common Stock and limited partnership interests in the Operating Partnership) (collectively referred to herein as “Equity Securities”), subject to the terms and conditions of the Agreement.

1.2 Agreement. Affiliated Holder agrees that he, she or it shall be an “Affiliated Holder” for purposes of the Agreement. Affiliated Holder (i) agrees that Affiliated Holder and the Equity Securities acquired by Affiliated Holder shall be bound by and subject to the terms of the Agreement applicable to Affiliated Holders, and (ii) hereby adopts the Agreement with the same force and effect as if Affiliated Holder were originally a party thereto.

EXECUTED AND DATED this __ day of , 20___.

AFFILIATED HOLDER

By:

Name:
(print or type name)

Title:
(insert title if Stockholder is an entity)